SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CATELLUS SUBCO, INC.

(to be changed to Catellus Development Corporation)

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	94-2953477
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

201 Mission Street, San Francisco, California	94105
(Address)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-104965

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share (the “Common Stock”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.	Description of Registrant’s Securities to be Registered.

The Common Stock is described under “DESCRIPTION OF CATELLUS REIT CAPITAL STOCK” and “COMPARISON OF RIGHTS OF STOCKHOLDERS OF CATELLUS AND CATELLUS REIT” in the registrant’s Registration Statement on Form S-4 (File No. 333-104965) filed with the Securities and Exchange Commission on May 2, 2003, as amended (the “Registration Statement”), which description is incorporated into this Item 1 by reference.

Item 2.	Exhibits.

1.	Certificate of Incorporation of the registrant (to be renamed Catellus Development Corporation in connection with the REIT conversion) dated March 28, 2003. (1)

2.	Form of Amended and Restated Certificate of Incorporation of the registrant. (2)

3.	Formof Certificate of Amendment of Restated Certificate of Incorporation of the registrant (changing its name to Catellus Development Corporation).(3)

4.	Bylaws of the registrant (to be renamed Catellus Development Corporation in connection with the REIT conversion). (4)

5.	Form of Amended and Restated Bylaws of the registrant (to be renamed Catellus Development Corporation in connection with the REIT conversion). (5)

6.	Specimen form of Common Stock Certificate of the registrant. (6)

(1)	Incorporated by reference to Exhibit No. 3.1 to the Registration Statement.
(2)	Incorporated by reference to Exhibit No. 2 to the Form 8-A filed by the registrant with the Securities and Exchange Commission (“SEC”) on November 25, 2003, file no. 001-31908, (the “Form 8-A”).
(3)	Incorporated by reference to Exhibit No. 3 to the Form 8-A.
(4)	Incorporated by reference to Exhibit No. 3.3 to the Registration Statement.
(5)	Incorporated by reference to Exhibit No. 3.4 to the Registration Statement.
(6)	Incorporated by reference to Exhibit No. 4.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CATELLUS SUBCO, INC., (to be changed to Catellus Development Corporation) a Delaware corporation

Dated: November 25, 2003	By:	/s/ Vanessa L. Washington

Vanessa L. Washington
	Its:	Senior Vice President, General Counsel and Secretary